UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

ICT GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following document was distributed to all ICT Group, Inc. employees on November 25, 2009.

Important Cautionary Information Regarding Forward Looking Statements:

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things, activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the timing of the closing of the proposed merger with Sykes, activities to take place prior to the closing of the proposed merger, and any anticipated changes prior to or upon the consummation of the merger. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including, but not limited to, the risk that our shareholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors found in the Sykes’ 2008 Annual Report on Form 10-K, ICT Group’s 2008 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (http://www.sec.gov).

Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

November 25, 2009 FAQ to all ICT employees

Frequently Asked Questions (FAQs)

The following is intended to address questions you may have about the potential merger between ICT Group and Sykes Enterprises, Incorporated. Please note that details about the deal itself, and its impact on people programs such as compensation and benefits, are still being refined and finalized. We will provide additional FAQs as more details become available.

Contents:

•	General Deal Questions and Communications

•	Personal Questions

•	Compensation and Benefits Questions

•	Questions about SYKES

General Deal Questions and Communications

1. When will the transaction be completed?

SYKES and ICT currently expect that the merger between the two companies will take place at the end of the fourth quarter of 2009 or the beginning of the first quarter of 2010, subject to regulatory approvals and other closing conditions. We will provide additional information to employees as it becomes available.

2. What is the process for us to receive updates on the details of how the merger is progressing?

There will be a series of pre-close newsletters and announcements leading up to close. The first pre-close newsletter was sent last week and another one is being scheduled to be sent out shortly. After the deal closes, additional details about the merger will be provided, and there will be a company intranet site set up where information can be retrieved in all locations.

3. Will representatives from SYKES visit all of our centers in North America and other regions, or will they be selective? If so, will we receive notice from SYKES /ICT management prior to these visits?

It is likely that SYKES management will work closely with ICT management to coordinate visits to some centers. In fact, some visits have already taken place in a couple of U.S. locations, including Langhorne and Lakeland. The schedule for any visits will be communicated in advance of the visit.

4. How is the news about the transaction being communicated to our clients?

All of our major clients were communicated with directly after the merger announcement.

5. Will representatives from SYKES interview my clients and ask questions pertaining to performance, relationships, and future business?

Until the closing date, both SYKES and ICT will operate as two separate businesses. There are guidelines that have been provided to our respective sales departments and senior management that outline the acceptable level of interaction with regard to clients.

6. What should I do if the media or any industry analysts contact me?

If you are approached by anyone from the media, including local newspapers and industry analysts, do not provide, and do not confirm or deny, any information. Please refer them to Jackie Amendolari in the ICT Marketing department at 267-685-5018.

7. Whom should I contact if I have questions about the acquisition?

If you have any questions about this acquisition, talk with a member of the Human Resources staff or your supervisor who will direct those questions to Corporate Human Resources.

8. What should we say to outsiders about the merger?

At this point you should continue to focus on your goals and responsibilities. All internal communications remain confidential, and emails should not be forwarded to anyone outside of ICT, including customers, partners, vendors and the press.

9. What happens if the deal doesn’t go through?

In the unlikely event that this acquisition does not move forward as planned, ICT would continue as an independent company.

Personal

10. Will there be employee layoffs as a result of this acquisition?

SYKES is acquiring ICT to expand their customer base and enter new vertical markets and geographies. A critical component to the success of the acquisition is to ensure that client relationships and business operations are maintained. During integration planning, the leadership teams from both companies will be building the new combined organization. There is the possibility of some overlap in responsibilities that may result in some layoffs. Overlapping functions may be identified during the integration planning stage, but no changes outside the normal course of business will be made until the close of the transaction or later. We anticipate that the majority of our operations around the globe will remain intact.

11. What happens to me in the short-term? Does my current position change?

Until the transaction is finalized, SYKES and ICT are independent companies. We do not anticipate any change to your current role in the short-term. It is important that you continue to focus on your current deliverables and commitments throughout this process and after the close until you receive further information.

12. Will ICT employees receive credit for their years of service with ICT under benefit plans sponsored by SYKES?

Yes. ICT employees will receive credit for their years of service with ICT for all purposes under any benefit plans sponsored by SYKES that they participate in after the closing of the merger, including any benefit plans providing for vacation or paid time-off.

13. Why should I stay?

The opportunities at SYKES have great potential for ICT employees to continue to do the work you now do, and have even greater impact on the customers we serve and with whom we have built long-standing relationships.

Compensation and Benefits

14. How will this transaction impact my current compensation (salary, bonus, incentive plan) and benefits?

We expect that ICT employees will be transitioned to the SYKES bonus and incentive plans soon after closing, if applicable. Prior to close of the transaction, ICT will continue to make necessary changes consistent with the ordinary course of running the business. As part of integration planning, ICT will work with SYKES to evaluate ICT’s benefit programs in comparison to SYKES’ benefit programs and communicate any changes as appropriate. SYKES’ goal is to create total reward packages that are market competitive and promote a pay for performance philosophy.

15. What will happen to my ICT provided benefits?

We anticipate that you will remain on ICT provided benefits until such time benefit plans will be aligned by both companies. We anticipate this will be several months into 2010.

16. If the transaction closing date is prior to 1/1/10, will current employees’ vacation time and Optional Holidays booked for the remainder of December 2009 be honored by SYKES?

All vacation and optional holidays on the books prior to closing will be honored by SYKES.

17. If a person was unable to use all of their vacation due to the time demands in Q4, would they be able to carry it over or get paid out for it?

Employees are strongly encouraged to use all paid vacation before the end of year. There is no carryover of unused vacation time, except in unavoidable circumstances (pre-approved by Corporate HR) or where required by law.

Questions about SYKES

18. How can I learn more about SYKES?

If you haven’t already done so, check out www.SYKES.com for more information on SYKES’ value proposition to customers and employees.

19. How would you describe the culture at SYKES?

There are many cultural attributes we carry forward with us like our dedicated and engaged people; our dedication to excellence in customer service; and our drive for innovation. As with ICT, SYKES is focused on offering the best service, delivered with the help of the best technology, to the customers they serve. In the upcoming pre-close newsletters, you’ll learn more about SYKES, including its culture.

These FAQs are designed to provide general information about the proposed deal. Please realize the information in these FAQs does not create an employment contract or any binding obligation with or upon SYKES. If this summary is inconsistent in anyway with any SYKES plan, arrangement or the definitive agreement between ICT and SYKES, the plan, arrangement or definitive agreement will govern.

All internal communications remain confidential, and emails should not be forwarded to anyone outside of ICT including customers, partners, vendors and the press.

Additional Information

In connection with the proposed merger, SYKES has filed with the SEC a Registration Statement on Form S-4 containing a preliminary proxy statement of ICT that also constitutes a prospectus of SYKES. ICT will mail the definitive proxy statement/prospectus to its shareholders. SYKES and ICT urge investors and security holders to read the definitive proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free from SYKES at http://investor.SYKES.com/phoenix.zhtml?c=119541&p=irol-sec, or by contacting SYKES’ Investor Relations Department at 1-813-233-7143, or by contacting MBS Value Partners at 1-212-750-5800. You may also obtain these documents, free of charge, from ICT at www.ictgroup.com.

SYKES, ICT and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from ICT shareholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the ICT shareholders in connection with the proposed merger are set forth in the preliminary proxy statement/prospectus that was filed with the SEC on October 29, 2009. You can find information about SYKES’ executive officers and directors in the proxy statement for SYKES’ 2009 annual meeting of shareholders, filed with the SEC on April 22, 2009. You can find information about ICT’s executive officers and directors in the proxy statement for ICT’s 2009 annual meeting of shareholders, filed with the SEC on April 29, 2009. Free copies of these documents may be obtained from SYKES and ICT as described above.